UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2009

OTTER TAIL AG ENTERPRISES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On March 20, 2009, Otter Tail Ag Enterprises, LLC (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with Agstar Financial Services, PCA (the “Lender”), the Company’s senior lender.  The Agreement addresses the Company’s (i) failure to make payment of principal and interest due February 1, 2009 and March 1, 2009 under the terms of its Master Loan Agreement with the Lender, and (ii) failure to maintain an adequate borrowing base to support advances under the terms of its Amended and Restated Revolving Line of Credit Note (the “Note”) with the Lender (the “Existing Defaults”).  Under the terms of the Agreement, beginning on February 1, 2009 and ending on the earlier of an Event of Default (as defined in the Agreement) or April 30, 2009 (the “Forbearance Period”), the Lender agrees to forbear from exercising its rights and remedies under its loan documents with the Company from the Existing Defaults, and the Lender agrees that it will not consent to the undertaking of any remedial action by the Company’s other lenders under the Amended and Restated Intercreditor Agreement dated as of June 4, 2008 by and between the Company’s lenders.  The Lender also agrees that the borrowing base under the Note shall be deemed to have been increased to the lesser of $6,000,000 or the sum of 100% of the Company’s eligible accounts receivable and 100% of the Company’s eligible inventory, and that the passing of the Note’s maturity date without payment in full on such date shall not be an event of default during the Forbearance Period.

Under the Agreement’s terms, interest shall continue to accrue on the unpaid principal balance of all notes at the rates specified in the loan documents between the Company and Lender, and all unpaid principal, accrued interest, late fees, and costs and expenses shall be deferred but paid in full by May 1, 2009.  In addition, the Company must deliver a borrowing base certificate to the Lender within 10 days of the end of each calendar month; deliver a balance sheet and plant production report to the Lender within 20 days of the end of each calendar month; and use its best efforts to complete its pending equity offering on or before May 31, 2009, or another mutually agreed upon date.  Finally, the Lender shall, at Company’s expense, retain an independent consultant to review the Company’s risk management, operations, and financial systems procedures, which consultant’s report shall be provided to the Lender by April 15, 2009.

This summary of the Forbearance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Forbearance Agreement filed herewith and incorporated by reference herein.  The full text of the Forbearance Agreement is set forth in Exhibit 10.1 to this current report on Form 8-K and you are urged to read the Forbearance Agreement in its entirety.

Item 9.01 Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  None.

(d)

Exhibit No.	Description

10.1	Forbearance Agreement dated March 20, 2009.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The

Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: March 26, 2009	By	/s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer